Exhibit 1

SI Securities, LLC

116 W Houston St., 6th Floor
New York, NY 10012

THIS AGREEMENT (this “Agreement”) is entered into as of July 12th, 2019 (the "Effective Date") by and among Winc, Inc. (the "Company") and SI Securities, LLC ("SI Securities" and, together with Company, the “Parties” and each, a “Party”) regarding its proposed offering of equity securities, convertible debt, or other securities convertible into or exercisable for equity securities (the “Securities”) pursuant to Regulation A under the Securities Act of 1933 (the “Securities Act”) on the terms and subject to the conditions contained herein (the “Offering”).

Company may, in its sole discretion, solicit non-binding indications of interest pursuant to Rule 255 under the Securities Act for its proposed Offering using the online platform provided by SeedInvest Technology, LLC (the “Online Platform”) upon the approval of SI Securities (“Testing the Waters”), at which point SI Securities may send such communications that have been approved by the Company to Prospects (as defined on Exhibit A hereto) on the Online Platform. Company will not be charged any commissions or incur any expenses for Testing the Waters and will incur no fees under this Agreement unless Company decides to proceed with the Offering.

If, during the Term (as defined below), Company decides to proceed with the Offering, then Company agrees to retain SI Securities as its exclusive placement agent in connection with said Offering in accordance with the terms set forth in Exhibit A attached herein. Company shall similarly be bound by the terms of Exhibit A if it chooses to forgo Testing the Waters and proceed directly with the Offering during the Term. Other with respect to the Offering, the Company will not be required to retain SI Securities in connection with any offering of Securities commenced during the Term.

This Agreement may be terminated by either Party upon written notice at any time (the “Termination Date”). The initial term of this Agreement shall be forty-five (45) days from the Effective Date of this Agreement (the “Initial Term”). This Agreement shall automatically renew for successive fifteen (15) day periods and automatically terminate two hundred seventy (270) days from the Effective Date, unless notice of termination is delivered prior to then (the Initial Term, together with any subsequent renewal term, the “Term”).

In the event Company commences the Testing the Waters campaign but elects not to proceed with the Offering, the Company agrees that for a period of twelve (12) months following the Termination Date, it shall provide SI Securities at least 30 days prior written notice of any proposed future offering of Securities made pursuant to Regulation A under the Securities Act (the “Future Offering”), and therein shall provide SI Securities the opportunity to serve as Company’s exclusive placement agent in connection with such Future Offering in accordance with the terms set forth in Exhibit A attached herein (the “Right of First Refusal”). The Company shall not be required to provide SI Securities with a Right of First Refusal if the Company exercised its right to terminate this Agreement “for cause” or if the Company proceeds with an Offering. As used herein, “for cause” termination shall include termination due to any material failure by SI Securities to provide the services contemplated herein, including Exhibit A. Other with respect to the Future Offering, the Company will not be required to retain SI Securities in connection with any offering of Securities commenced following the expiration of the Term.

The Company represents and warrants to SI Securities that:

(i) Prior to the Offering Company will to the best of its knowledge be registered, in good standing in each jurisdiction it conducts business, and will have obtained all approvals / licenses required to conduct business, including payment of all taxes.

(ii) Company shall cooperate with all reasonable due diligence efforts by SI Securities, including, but not limited to the submission of all Offering related communications to SI Securities for approval prior to publicizing or distributing such messages to ensure regulatory compliance.

(iii) Company agrees to email its complete list of users / customers and direct them to the Online Platform.

(iv) If after commencing the Testing the Waters campaign the Company chooses to proceed with the Offering, it shall do so under Tier II of Regulation A. Company hereby agrees that it shall promptly notify SI Securities if it chooses to offer securities under any another provision.

(v) all materials provided by Company or posted to the Online Platform will not knowingly contain (a) any misstatement of a material fact or omission of any material fact necessary to make the statements therein not misleading or any (b) exaggerated, unwarranted, promissory or unsubstantiated claims. Company shall promptly notify SI Securities if it discovers any such misstatement or inconsistency, or the omission of a material fact, in such materials, and promptly supplement or amend the materials and correct its statements whenever it is necessary to do so in order to comply with applicable laws, rules and regulations, and to ensure truthfulness, accuracy, and fairness in the presentation of the Offering.

(vi) Company shall supply backup verification for any material fact or claim made, as reasonably requested by SI Securities.

(vii) Company will protect and maintain all confidential information provided by SI Securities or SeedInvest to the Company.

(viii) Company will not engage any person or entity to perform services similar to those provided by SI Securities (including other online platforms) without the prior written consent of SI Securities. For the avoidance of doubt, Company may seek funding directly from venture capital firms and angel investors.

This Agreement shall be governed by and construed in accordance with the laws of the New York and the federal laws of the United States of America. SI Securities and Company hereby consent and submit to the jurisdiction and forum of the state and federal courts in New York in all questions and controversies arising out of this Agreement.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. The Parties agree that a facsimile signature may substitute for and have the same legal effect as the original signature. This Agreement and the Exhibit constitute the entire agreement between the Parties relating to the subject matter hereof.

Winc, Inc.		SI Securities, LLC

By:	/s/ Geoffrey McFarlane	By:	/s/ Ryan Feit

Name:	Geoffrey McFarlane	Name:	Ryan Feit

Title:	CEO	Title:	Manager

EXHIBIT A

SI Securities, LLC – Regulation A Issuer Agreement

THIS EXHIBIT is entered into as of the Effective Date by and among Company and SI Securities regarding its Offering of Securities on the terms and subject to the conditions contained herein (the “Exhibit”) and the agreement (the “Agreement”) to which this Exhibit is attached. Capitalized terms used herein and not otherwise defined in this Exhibit shall have the meaning set forth in the Agreement. This Exhibit will only apply if the Company decides to proceed with the Offering.

The Company hereby retains SI Securities as its exclusive placement agent in connection with the Offering. SI Securities agrees to use its reasonable best efforts to effect the Offering. SI Securities shall identify prospective investors (the “Prospects”) and Company shall make at least $12,000,000 of the Securities in the Offering available for purchase by the Prospects (the “SI Allocation”). The SI Allocation may be increased at any time prior to the Offering end date upon the Parties mutual written consent. For the avoidance of doubt, Prospects shall include all existing investors of the Company who invested through the Online Platform and/or were identified by SI Securities, but shall exclude up to $3,000,000 in investments by the Company’s i) existing investors, ii) Invivo Group SASU (i and ii together the “Excluded Investors”), and iii) any entities controlled by or under common control with Excluded Investors (the “Affiliate Entities”). For the avoidance of doubt, “control” means over 50% ownership of voting interest in an entity. Company understands that SI Securities intends to use the Online Platform to facilitate the Offering upon satisfactory completion of SI Securities’ due diligence as determined in its sole discretion.

Company shall pay to SI Securities, in cash, an amount equal to 7.0% of the aggregate gross proceeds to the Company in respect of the sale of the Securities to Prospects in the Offering (the “Compensation”) at each applicable closing of the Offering (a “Closing”). Company acknowledges that SI Securities charges Prospects who make investments through the Online Platform a 2% non-refundable transaction processing fee, up to $300 (the “Transaction Fee”), which Company is not responsible for. The Transaction Fee is broken out as follows: i) 50% is meant to cover the financial and administrative costs associated with the processing of payments via Wire, ACH, and Debit transfers; and ii) the remaining 50% is meant to cover the financial and administrative costs of the related and subsequent reconciliation of cash and securities in Prospects accounts.

SI Securities shall receive Compensation based on the Fair-Market Value of all gross proceeds, services, and/or goods received by the Company by Prospects in exchange for Securities issued in the Offering. The Fair-Market-Value shall be equal to the value of Securities received in exchange, less any cash consideration paid Company shall pay Compensation to SI Securities in the event that, at any time prior to twelve (12) months after the Termination Date, Company sells or enters into an agreement to sell Securities to a Prospect.

The Company represents and warrants to SI Securities that:

(i)	Company’s prior representations remain true and correct.

(ii)	Company shall not accept investments by Prospects during the Offering, unless such investment occurs through the Online Platform and the applicable investment funds are routed through the escrow account established by SI Securities, or the Company has otherwise received the prior written consent of SI Securities to accept such investments.

(iii)	Company will accept any proposed subscriptions by Prospects in the Offering, and at Closing, promptly issue the applicable Securities to any such investor unless it receives the written consent of SI Securities to reject such respective subscription, which may not be unreasonably withheld, including but not limited to, in the case of a competitor, or as may cause Company to be in violation of tied house laws.

(iv)	Following Closing of the Offering, and until the date at which Company is acquired or conducts its initial public offering, Company shall provide quarterly updates to SI Securities and each Prospect who purchased Securities in the Offering (within 30 days following the close of each quarter). Such updates shall include in substantially similar Appendix I attached hereto.

(v)	Company shall use reasonable efforts to include a reference to raising capital utilizing the Online Platform in all press releases regarding its Closing of the Offering. SI Securities shall have the right to reference the Offering and its role in connection therewith in marketing materials, on its website and in the press.

(vi)	Neither the Company nor, to its knowledge, any of its officers, directors, or beneficial owners of 20% or more of the Company’s outstanding voting equity securities is or has been (a) indicted for or convicted of any felony or any securities or investment-related offense of any kind, (b) enjoined, barred, suspended, censured, sanctioned or otherwise restricted with respect to any securities or investment-related business or undertaking, (c) the subject or target of any securities or investment-related investigation by any regulatory authority, (d) subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act.

(vii)	In the event that Company determines to proceed with the Offering, Company shall, at its own expense, prepare and file a Form 1-A with the U.S. Securities and Exchange Commission and take all other actions necessary to qualify for the applicable exemption provided by Regulation A under the Act, in connection with the Offering, make all related state “blue-sky” filings and take all actions necessary to comply with such federal and state exemptions, and, upon request, provide copies of such filings to SI Securities. In addition, the Company shall pay the fees associated with registering the Securities with the Depository Trust and Clearing Corporation, in the event that such registration is necessary or appropriate in connection with the Offering, as determined by the Company in its sole discretion.

(viii)	Company has not taken, and will not take any action to cause the Offering to fail to be entitled to rely upon the exemption from registration afforded by Regulation A under the Securities Act. Company agrees to comply with applicable provisions of the Securities Act and any requirements thereunder in connection with the Offering. Company agrees that any representations and warranties made by it to any investor purchasing Securities in the Offering shall be deemed also to be made to SI Securities for its benefit.

Each of the Company and SI Securities (each, an “Indemnifying Party”) agrees that, except in the case of gross negligence, fraud or willful misconduct by an Indemnified Party (as defined below), it will indemnify and hold harmless the other Party to this Exhibit and its respective affiliates, and their respective directors, officers, employees (collectively, the “Indemnified Parties”), from and against any loss, claim, damage, expense or liability incurred by an Indemnified Party (including reasonable attorneys' fees and expenses in investigating, defending against or appearing as a third-party witness in connection with any action or proceeding) in any claim arising out of (i) a material breach of any provision of this Exhibit by such Indemnifying Party, (ii) any actual violation of any law or regulation applicable to such Indemnifying Party in connection with the Offering, or any third-party claim arising out of any investment or potential investment in the Offering by a person other than a Prospect.

Company hereby agrees that if it breaches any portion of this Exhibit, (a) SI Securities and any applicable third-party beneficiary (each, a “Damaged Party”) would suffer irreparable harm; (b) it would be difficult to determine damages, and money damages alone would be an inadequate remedy for the injuries suffered by the applicable Damaged Party; and (c) if a Damaged Party seeks injunctive relief to enforce this Exhibit, Company will waive and will not (i) assert any defense that the Damaged Party has an adequate remedy at law with respect to the breach, (ii) require that the Damaged Party submit proof of the economic value of any losses, or (iii) require the Damaged to post a bond or any other security. Accordingly, in addition to any other remedies and damages available, Company acknowledges and agrees that each Damaged Party may immediately seek enforcement of this Exhibit by means of specific performance or injunction, without any requirement to post a bond or other security. Nothing contained in this Exhibit shall limit the Damaged Party’s right to any other remedies at law or in equity. In any litigation, arbitration, or other proceeding by which one party either seeks to enforce its rights under this Exhibit (whether in contract, tort, or both) or seeks a declaration of any rights or obligations under this Exhibit, the prevailing party shall be awarded its reasonable attorney fees, and costs and expenses incurred. All rights and remedies herein shall be in addition to all other rights and remedies available at law or in equity, including, without limitation, specific performance against the Company for the enforcement of this Exhibit, and temporary and permanent injunctive relief.

THE LIABILITY OF EITHER PARTY, WHETHER BASED ON AN ACTION OR CLAIM IN CONTRACT, EQUITY, NEGLIGENCE, TORT, OR OTHERWISE FOR ALL EVENTS, ACTS, OR OMISSIONS RELATED TO THIS EXHIBIT SHALL NOT EXCEED THE COMPENSATION PAID OR PAYABLE TO SI SECURITIES UNDER THIS EXHIBIT, EXCEPT IN THE EVENT OF FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF SUCH PARTY.

This Exhibit shall be governed by and construed in accordance with the laws of the New York and the federal laws of the United States of America. SI Securities and Company hereby consent and submits to the jurisdiction and forum of the state and federal courts in New York in all questions and controversies arising out of this Exhibit. Aside from otherwise previously mentioned above, in any arbitration, litigation, or other proceeding by which one party either seeks to enforce this Exhibit or seeks a declaration of any rights or obligations under this Exhibit, the non-prevailing party shall pay the prevailing party’s costs and expenses, including but not limited to, reasonable attorneys’ fees. The failure of either Party at any time to require performance by the other Party of any provision of this Exhibit shall in no way affect that Party’s right to enforce such provisions, nor shall the waiver by either Party of any breach of any provision of this Exhibit be taken or held to be a waiver of any further breach of the same provision. This Exhibit, together with the Agreement, constitutes the entire agreement between the Parties with respect to the subject matter hereof.

Appendix I

Quarterly Report Template